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                                                                  Exhibit (n)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Registration Statement of DECS Trust IV on Form N-2 filed with the Securities and Exchange Commission on or about February 9, 1999 of our report dated January 21, 1999 on our audit of the Statement of Assets, Liabilities and Capital of DECS Trust IV as of January 21, 1999. We also consent to the reference to our firm under the caption "Experts."




New York, New York
February 8, 1999